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FOR IMMEDIATE RELEASE
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CONTACT:  Bernie Tessler
          Chairman and Chief Executive Officer
          (818) 854-3166

          Robert S. Kelleher
          Vice President, Chief Operating Officer and Chief Financial Officer
          (818) 854-3804


KIDS MART, INC. ANNOUNCES SIGNING OF ENGAGEMENT LETTER FOR
PROPOSED PRIVATE PLACEMENT


City of Industry, CA (September 6, 1996) - Kids Mart, Inc. (OTC:KIDM) (f/k/a Frost Hanna Acquisition Group, Inc.) (the "Company"), a Florida corporation today announced that it has entered into an engagement letter with a financial advisor and placement agent with respect to a proposed $10 million to $15 million private placement of the Company's securities.

Such securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There can be no assurance that any such proposed offering will be consummated.

The Company is a value oriented specialty retailer of children's apparel, located primarily in strip centers. It currently operates 282 children's apparel stores in 20 states under the names Kids Mart (268 stores) and Little Folks (14 stores).